Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-208025 on Form S-4 of our report dated March 9, 2015, relating to the consolidated financial statements of Orbitz Worldwide, Inc. and subsidiaries appearing in the Current Report on Form 8-K/A of Expedia, Inc. filed on November 12, 2015, and to the reference to us under the heading “Experts” in such prospectus/offer to exchange, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 23, 2015